Exhibit 99.1

Investor Relations Contact:	Media Contact:
Brian Tanner, Hawaiian Telcom	Ann Nishida Fry, Hawaiian Telcom
(808) 546-3442	(808) 546-1888
brian.tanner@hawaiiantel.com	ann.nishida@hawaiiantel.com

For Immediate Release

Hawaiian Telcom Announces Successful Execution of Debt Refinancing

Negotiates Extended Maturity and Saves $6 Million in Annual Interest Costs

HONOLULU (Thursday, June 6, 2013) — Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM) announced today the closing of the refinancing of its existing senior secured credit facility.  In connection with the refinancing, the Company entered into a new $300 million senior secured credit facility maturing June 6, 2019.  Pricing on the new term loan was set at LIBOR plus 4.00 percent with a LIBOR minimum of 1.00 percent, and sold at $99.5 per $100 of principal amount.

“We are very pleased to have closed this new credit facility, which significantly lowers our cost of debt, extends our debt maturity profile, and provides us with additional covenant flexibility,” said Eric K. Yeaman, Hawaiian Telcom’s president and CEO.  “Furthermore, securing this financing underscores the continued confidence that our financial partners have in our business model and better positions us to execute on our strategic plan and drive long-term value for our shareholders,” concluded Yeaman.

The proceeds from the new $300 million term loan were used, along with $5 million of existing cash, to pay off the Company’s outstanding term loan, and to pay a prepayment penalty as well as closing costs and other third-party expenses related to the transaction.

With respect to the new senior secured credit facility: Credit Suisse Securities (USA) LLC was Sole Lead Arranger and Sole Bookrunner for the refinancing. Credit Suisse AG, Cayman Islands Branch is the Administrative Agent and Collateral Agent for the Lenders.

Forward-Looking Statements

In addition to historical information, this release includes certain statements and predictions that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statement, projection or estimate that includes or references the words “believes”, “anticipates”, “intends”, “expects”, or any similar expression falls within the safe harbor of forward-looking statements contained in the Reform Act.  Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to, Hawaiian Telcom’s ability to maintain its market position in communications services, including wireless, wireline and Internet services; general economic trends affecting the purchase or supply of communication services; world and national events that may affect the ability to provide services; changes in the regulatory environment; any rulings, orders or decrees that may be issued by any court or arbitrator; restrictions imposed under various credit facilities and debt instruments; work stoppages caused by labor disputes; adjustments resulting from year-end audit procedures; and Hawaiian Telcom’s ability to develop and launch new products and services. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Hawaiian Telcom’s 2012 Annual Report on Form 10-K. The information contained in this release is as of June 6, 2013. It is anticipated that subsequent events and developments may cause estimates to change.

About Hawaiian Telcom

Hawaiian Telcom Holdco, Inc. (NASDAQ: HCOM), headquartered in Honolulu, is Hawaii’s leading provider of integrated communications solutions for business and residential customers. With roots in Hawaii beginning in 1883, the Company offers a full range of services including voice, video, Internet, data, wireless, and advanced communication and network services supported by the reach and reliability of its network and Hawaii’s only 24/7 state-of-the-art network operations center. With employees statewide sharing a commitment to innovation and a passion for delivering superior service, Hawaiian Telcom provides an Always OnSM customer experience.  For more information, visit www.hawaiiantel.com.